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                                                                      Exhibit 15





                                                                October 16, 1995




Jones Intercable, Inc. and Subsidiaries:

     We are aware that Jones Intercable, Inc. and subsidiaries has incorporated by reference in its Registration Statement Nos. 33-25577, 33-3087, 33-41392, 33-45161, 33-47030, 33-52813, 33-54527, 33-54596, 33-64602, 33-64604, 33-
62537, and 33-62539 its Form 10-Q for the quarter ended August 31, 1994, which includes our report dated October 11, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statements or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                        Very truly yours,



                                        /S/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP